UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2023

ENTRADA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40969	81-3983399
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Design Center Place Suite 17-500
Boston, MA	02210
(Address of principal executive offices)	(Zip Code)

(857) 520-9158

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TRDA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 29, 2023, Entrada Therapeutics, Inc. (the “Company”) entered into a sales agreement (the “Sales Agreement”) with Cowen and Company, LLC, acting as the Company’s agent and/or principal (the “Sales Agent”), with respect to an “at the market offering” program under which the Company may offer and sell, from time to time at its sole discretion, shares of its common stock, par value $0.0001 per share (the “Common Stock”), having an aggregate offering price of up to $150.0 million (the “Shares”) through the Sales Agent (the “Offering”). Any Shares offered and sold in the Offering will be issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-268099) filed with the Securities and Exchange Commission (the “Commission”) on November 1, 2022 (the “Registration Statement”), including the base prospectus contained therein, as declared effective by the Commission on November 7, 2022. The Company filed a prospectus supplement with the Commission on September 29, 2023 in connection with the Offering.

Pursuant to the Sales Agreement, the Sales Agent may sell the Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act of 1933, as amended, including, without limitation, sales made through the Nasdaq Global Market (“Nasdaq”) or on any other existing trading market for the Common Stock. The Sales Agent is not required to sell any specific number or dollar amount of securities, but will use commercially reasonable efforts to sell the Shares from time to time consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of Nasdaq, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose), on mutually agreed terms between the Sales Agent and the Company. The Company will pay the Sales Agent a commission of up to 3.0% of the gross sales proceeds of any Shares sold through the Sales Agent under the Sales Agreement, and provide the Sales Agent with customary indemnification and contribution rights. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The Company is not obligated to make any sales of the Shares under the Sales Agreement. The Company or the Sales Agent may suspend or terminate the offering of the Shares upon notice to the other party and subject to other conditions as set forth in the Sales Agreement.

The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the opinion of Goodwin Procter LLP relating to the legality of the issuance and sale of the Shares in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

1.1	Sales Agreement, by and between Entrada Therapeutics, Inc. and Cowen and Company, LLC, dated as of September 29, 2023.

5.1	Legal Opinion of Goodwin Procter LLP.

23.1	Consent of Goodwin Procter LLP (contained in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entrada Therapeutics, Inc.

Date: September 29, 2023	/s/ Dipal Doshi
Dipal Doshi
President and Chief Executive Officer